CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-182308 on Form N-1A of our report dated August 8, 2012, related to the statement of assets and liabilities of First Trust NASDAQ Technology Dividend Index Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
August 8, 2012